                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


               Date of Report (date of earliest event reported):
                                August 23, 2001

                                AMX CORPORATION
             (Exact Name of Registrant as Specified in its Charter)

           Texas                               0-26924                            75-1815822
(State or Other Jurisdiction of         (Commission File Number)     (I.R.S. Employer Identification No.)
Incorporation or Organization)


                              3000 Research Drive
                           Richardson, Texas  75082
              (Address of Principal Executive Offices) (Zip Code)

      Registrant's telephone number including area code:  (469) 624-8000


                                  PANJA INC.
         (Former name or former address, if changed since last report)

Item 5.  Other Events.

     The name of the Company was changed on August 23, 2001 to AMX Corporation. Such change of name was approved by the shareholders of the Company on August 22, 2001.

The Company announced the results of its Annual Meeting of Shareholders held on Wednesday, August 22, 2001. As set forth in the Proxy Statement dated July 31, 2001 shareholders were requested to vote upon and approve the matters set forth below. On the record date of July 11, 2001, there were 10,994,108 shares issued and outstanding.

1.   Election of Directors.
     ---------------------

     Shareholders approved the election of the following directors:

                         SHARES CAST            SHARES WITHHELD
     Nominees               FOR                 FROM VOTING FOR
     --------            -----------            ---------------

     Scott D. Miller      9,931,110                353,425
     Robert Carroll       9,932,223                352,312
     Richard Smith        9,931,993                352,542
     J. Otis Winters      9,930,543                353,992
     Peter D. York        9,934,545                349,990
     Casey Cowell         9,935,623                348,912
     Pat Summerall        9,926,878                357,657

2.   Proposal to approve Amendment to Company's Bylaws.
     --------------------------------------------------

     Shareholders were requested to approve and adopt an amendment to the Company's bylaws to provide for the classification of the Board of Directors into three classes. The shareholders of the Company did not approve this proposal.

3.   Proposal to approve Amendment to Company's Articles of Incorporation -
     ---------------------------------------------------------------------
     Voting Matter.
     -------------

     Shareholders were requested to approve and adopt an amendment to the company's Articles of Incorporation to clarify that the holders of at least two-thirds of the outstanding shares of capital stock entitled to vote may amend, repeal or adopt any bylaw. The shareholders of the Company did not approve this proposal.

4.   Proposal to approve Amendment to Company's Articles of Incorporation - Name
     ---------------------------------------------------------------------------
     Change.
     ------

     Shareholders were requested to approve and adopt an amendment to the Company's Articles of Incorporation to change the name of the Company from Panja Inc. to AMX Corporation. The proposal was approved by the following votes:

     SHARES CAST         SHARES CAST         SHARES
        FOR                AGAINST         ABSTAINED
        ---                -------         ---------

     10,246,945            31,465            6,125

5.   Proposal to approve Amendment to Company's 1996 Employee Stock Purchase
     -----------------------------------------------------------------------
     Plan.
     ----

     Shareholders were requested to approve and adopt an amendment to the company's 1996 Employee Stock Purchase Plan to increase the number of Shares of Common Stock available for issuance under such plan from 250,000 shares to 500,000 shares. The proposal was approved by the following votes:

     SHARES CAST         SHARES CAST         SHARES
        FOR                AGAINST         ABSTAINED
        ---                -------         ---------

     10,118,057           147,259          19,219



6.   Proposal to ratify the Appointment of Ernst & Young.
     ---------------------------------------------------

     Shareholders were requested to ratify the appointment of Ernst & Young as independent accountants for the Company for the fiscal year ending March 31, 2002. The proposal was approved by the following votes:

     SHARES CAST         SHARES CAST         SHARES
        FOR                AGAINST         ABSTAINED
        ---                -------         ---------

     10,263,064            16,469            5,002


Item 7.  Financial Statements and Exhibits.

         (c)   Exhibits

         99.1 Articles of Amendment to Articles of Incorporation of Panja Inc. filed with the Secretary of State of Texas on August 23, 2001 changing the name of the Company from Panja Inc. to AMX Corporation.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             PANJA INC.


                                             By:   /s/ Jean M. Nelson
                                                ------------------------------
                                                        Jean Nelson
                                                  Chief Financial Officer
Date:  August 30, 2001

                               INDEX TO EXHIBITS

Exhibit No.   Description

99.1          Articles of Amendment to Articles of Incorporation of Panja Inc.
              filed with the Secretary of State of Texas on August 23, 2001 changing the name of the Company from Panja Inc. to AMX Corporation.